                                                                     EXHIBIT 4.8

                                                                         ANNEX B


                               SECURITY AGREEMENT

          SECURITY AGREEMENT dated as of October 29, 2001 (the "Agreement") by AMPEX DATA SYSTEMS CORPORATION, a Delaware corporation (the "Borrower") in favor of SHERBORNE & COMPANY INCORPORATED, a Delaware corporation, (the "Secured Party").

          PRELIMINARY STATEMENTS.

          (1) The Borrower has entered into a Loan Agreement dated the date hereof providing for Loans (as defined therein) to be made by the Secured Party from time to time in an aggregate amount up to $2,500,000 (as amended, modified or supplemented from time to time, the "Loan Agreement,"), which Loans are to be evidenced by a Secured Promissory Note dated the date hereof (the "Note").

          (2) As a condition precedent for the Secured Party to make any Loans under the Loan Agreement, the Borrower is entering into this Security Agreement to secure the due and punctual performance of the Secured Obligations (as defined below).

          Section 1.  Grant of Security.
                      -----------------

          The Borrower hereby assigns, conveys, pledges, grants and transfers to the Secured Party, a lien on and a security interest in, all of the Borrower's right, title and interest in and to the following personal property and assets of the Borrower, whether now owned or hereafter acquired, now or hereafter existing, wherever located, excluding the Excluded Property (defined below) (collectively, the "Collateral"):

               (1) All goods, now owned or hereafter acquired by the Borrower and wherever located, which are held for sale or lease or are to be furnished under any contract of service or which are leased or so furnished or which are raw materials, work in process, or materials used or consumed in the business of the Borrower, including, without limitation, all "inventory" (as such term is defined in the Uniform Commercial Code (or any successor statute) of the State of New York or of any other state the laws of which are required by Section 9-301, Section 9-304 and Section 9-306 of the Uniform Commercial Code of the State of New York to be applied in connection with the perfection of a security interest in favor of the Secured Party under this Agreement or any other loan document (the "Code")) and goods the sale or other disposition of which has given rise to Receivables (as defined below) and which have been returned to or repossessed or stopped in transit by the Borrower, and all accessions thereto and products thereof and documents therefor (any and all such goods, accessions, products and documents being the "Inventory");

               (2) All of the following (collectively, the "Account Collateral"): all deposit accounts (general or special) with, and all other rights and claims now or hereafter existing against, all financial institutions, in each case, together with all funds held therein and all certificates and instruments, if any, from time to time representing or evidencing such accounts; all collateral investments from time to time and all certificates and instruments, if any, from time to time representing or evidencing the collateral investments; and all notes, certificates of deposit, deposit accounts, checks and other instruments from time to time hereafter delivered to or otherwise possessed by the Secured Party for or on behalf of the Borrower in substitution for or in addition to any or all of the then existing Account Collateral; and all interest, dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the then existing Account Collateral;

               (3) All cash, accounts (including, without limitation, any "account" as such term is defined in the Code), accounts receivable, other receivables, letters of credit, contract rights (including, but not limited to, all rights of the Borrower to receive moneys due and to become due under or pursuant to such accounts, accounts receivable, other receivables, letters of credit and contract rights and all of the Borrower's rights to terminate, and to perform, compel performance and otherwise exercise all remedies under, such accounts, accounts receivable, other receivables, letters of credit and contract rights (including, without limitation, unpaid seller's rights of rescission, replevin, reclamation and stoppage in transit and rights to returned, reclaimed or repossessed goods)) , chattel paper, instruments, documents, notes and other obligations of any kind (in each case excluding the Excluded Property), now or hereafter existing, whether or not arising out of or in connection with the sale or lease of goods or rendering of services, and all rights now or hereafter existing in and to all mortgages, deeds of trust, security agreements, leases and other contracts (including, but not limited to, any amendments, supplements, modifications, renewals, extensions, replacements and substitutions thereto) securing or otherwise relating to any such cash, accounts, accounts receivable, other receivables, letters of credit, contract rights, chattel paper, instruments, documents, notes or other obligations (any and all such cash, accounts, accounts receivable, other receivables, letters of credit, contract rights, chattel paper, documents, notes, instruments and obligations being the "Receivables", any and all such mortgages, deeds of trust, leases, security agreements and other contracts being the "Related Contracts"; and any Person who is or may become obligated to the Borrower under, with respect to, or on account of, any Receivable being an "Account Debtor");

               (4) All "general intangibles" (as such term is defined in the Code), whether existing or hereafter arising and wherever arising, including, but not limited to, (A) all rights of the Borrower to receive for its account proceeds of any insurance, indemnity, warranty or guaranty with respect to any Inventory, Account Collateral, Receivables, Related Contracts or otherwise, and
(B) claims of the Borrower for damages arising out of or for breach of or default or misrepresentation under any Related Contracts or any documents, instruments or opinions delivered pursuant thereto.

               (5) All cash and noncash proceeds and products of any and all of the foregoing Collateral, and of the Excluded Property upon a sale thereof to Ampex Finance (defined below) under the RSSA (defined below), including, without limitation, proceeds which constitute property of the types described in subsections (a) through (d) of this Section 1, and, to the extent not otherwise included, all payments under insurance (whether or not the Secured Party is the loss payee thereof), or any indemnity, warranty or guaranty, payable by reason of loss or damage to or otherwise with respect to any of the foregoing Collateral, and all cash, wherever located.

               (6) The following personal property and assets of Borrower shall be excluded from the Collateral (hereinafter, the "Excluded Property"):
(A) all accounts receivable and
other related assets of Borrower that are sold to Ampex Finance Corporation ("Ampex Finance") pursuant to the Amended and Restated Receivables Sale and Servicing Agreement dated as of May 5, 1994, as amended through, and in effect on, the date hereof (the "RSSA"), among Ampex Corporation, the Borrower, MicroNet Technology, Inc., and Ampex Finance, except that the Excluded Property shall not include (and the Collateral shall include) all products and proceeds thereof received or receivable by Borrower thereunder; (B) any contract, license, permit or franchise that prohibits the creation by Borrower of a security interest in such contract, license, permit or franchise, except that the Excluded Property shall not include (and the Collateral shall include) all products and proceeds thereof received or receivable by Borrower thereunder to the extent not so prohibited and, in each case, to the extent any such prohibition is legally enforceable; and (C) any of Borrower's property or assets of the type securing, as of the date hereof, any of Borrower's obligations under the Discount Notes (as defined in the Loan Agreement ) and any proceeds thereof.

          Section 2.  Security for Obligations.
                      ------------------------

          The security interest granted by the Borrower hereunder secures the prompt and complete payment and performance when due (whether at stated maturity, upon acceleration or otherwise) of all obligations of the Borrower owing or to be owing to the Secured Party now or hereafter existing, whether matured or unmatured, contingent or liquidated, including all future advances, under the Loan Agreement or the Note or this Agreement, including any extensions, modifications, substitutions, amendments and renewals thereof, whether for principal, interest, premium, fees, expenses, indemnification or otherwise.

          All such obligations of the Borrower secured hereby are referred to herein as the "Secured Obligations".
               -------------------

          Section 3.  Borrower Remains Liable.
                      -----------------------

               (1) Anything herein to the contrary notwithstanding, (i) the Borrower shall remain liable under the contracts and agreements included in the Collateral to the extent set forth therein to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed, (ii) the exercise by the Secured Party of any of its rights hereunder shall not release the Borrower from any of its duties or obligations in connection with the general intangibles and under the contracts and agreements included in the Collateral, (iii) the Secured Party shall not have any obligation or liability under the contracts and agreements included in the Collateral by reason of this Agreement, nor shall it be obligated to perform any of the obligations or duties of the Borrower thereunder or to take any action to collect or enforce any claim for payment assigned hereunder, and (iv) the Secured Party shall not assume any liability or obligation whatsoever with respect to any partnership interest of any partnership included in the Collateral, nor shall it become a substituted partner of any such partnership solely by virtue of this Agreement.

               (2) The Secured Party shall have the right to make test verifications of the Receivables and physical verifications of the Inventory in any manner and through any medium that it considers advisable, and the Borrower agrees to furnish all such assistance and information as the Secured Party may require in connection therewith.

          Section 4.  Delivery of Account Collateral.
                      ------------------------------

          All certificates or instruments representing or evidencing Account Collateral shall, promptly upon the request of the Secured Party, be delivered to and held by or on behalf of the Secured Party pursuant hereto and shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed undated instruments of transfer or assignment in blank, all in form and substance satisfactory to the Secured Party. The Secured Party shall have the right, at any time in its discretion and without notice to the Borrower, to transfer to or to register in the name of the Secured Party or any of its nominees any or all of the instruments and certificates representing the Account Collateral. In addition, the Secured Party shall have the right at any time to exchange certificates or instruments representing or evidencing the Account Collateral for certificates or instruments of smaller or larger denominations.

          Section 5.  Representations and Warranties.
                      ------------------------------

          The Borrower hereby represents and warrants to Secured Party as follows:

               (1) it is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, is duly qualified as a foreign corporation and is in good standing in each jurisdiction as to which the location of its assets or the nature of its business makes qualification necessary or in which the failure to so qualify would have a material adverse effect on its condition or operations, financial or otherwise, and has all corporate power and authority to conduct its business and to own or hold under lease its assets and properties, and to execute, deliver and perform all of its obligations under this Agreement;

               (2) the execution, delivery and performance by it of this Agreement have been duly authorized by all necessary corporate action, do not contravene its charter, by-laws, or any applicable laws, rules, regulations, orders, writs, judgments, injunctions, decrees, determinations or awards, and do not and will not result in a breach of, or constitute a default under, or require any consent (other than consents which have been duly obtained and are in effect and other consents with respect to which Borrower's failure to obtain such consents will not result in a material adverse effect on Borrower or its business) under, any indenture or other agreement or instrument to which it is a party or by which it or its properties may be bound or affected;

               (3) no authorization or approval by, and no notice to or filing with, any governmental authority or regulatory body is required to be obtained or made either (i) for the grant by it of the security interest granted hereby or for the execution, delivery or performance of this Agreement, or (ii) except for the filing of a financing statement in the State of Delaware, for the perfection of the security interests of or the exercise by the Secured Party of his rights and remedies hereunder;

               (4) this Agreement constitutes the legal, valid and binding obligation of the Borrower enforceable against it in accordance with its terms, except as such enforceability shall be subject to bankruptcy, reorganization, insolvency, moratorium and other similar laws affecting creditors' rights generally and to general principles of equity;

               (5) there is no pending or threatened action or proceeding affecting it before any court, governmental agency or arbitrator which may materially adversely affect its ability to perform its obligations hereunder or which purports to affect the legality, validity or enforceability of this Agreement or such other loan document;

               (6)    Part I of Schedule 5(f) sets forth each location at which
                                -------------
Inventory owned by Borrower is located. The chief place of business and chief executive office of the Borrower and the office where it keeps its records concerning the Receivables, and the original copies of the Related Contracts owned by it and in its possession and of all chattel paper that evidences Collateral owned by it, are located at the addresses set forth on Part II of
Schedule 5(f) hereto. The federal tax identification number of the Borrower is
-------------
set forth in Part III of Schedule 5(f);
                         -------------

               (7) it is the legal and beneficial owner of the Collateral purported to be granted by it hereunder free and clear of any lien, except for the following (collectively, the "Permitted Liens"): (i) the security interest created by this Agreement; (ii) liens on any of Borrower's property in favor or for the benefit of DDJ Capital Management, LLC, as agent for holders of the Borrower's outstanding Senior Discount Notes, or in favor or for the benefit of such holders, or any refinancing thereof, (iii) liens for taxes, assessments or similar charges not yet delinquent or which are being contested in good faith;
(iv) liens to secure payment of workmen's compensation or other insurance or types of social security; (v) statutory liens, such as those in favor of mechanics, materialmen, warehousemen, carriers or similar liens incurred in good faith in the ordinary course of business for sums which are not yet delinquent or are being contested in good faith by negotiation or by appropriate proceedings which suspend the collection thereof; (vi) good faith deposits in connection with tenders, contracts (other than contracts for the payment of money) or leases; (vii) deposits to secure public or statutory obligations, or in lieu of surety or appeal bonds, (viii) any interest or title of a lessor or lessee under any lease of property (including any lien granted by such lessor or lessee); and (ix) liens in favor of customers and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods. No effective financing statement or other instrument similar in effect covering all or any part of such Collateral is on file in any recording office, except such as may have been filed in favor of the Secured Party relating to this Agreement or such as may have been filed in connection with the Permitted Liens. The trade names, if any, of the Borrower are set forth on Part IV of Schedule 5(f);
              -------------

               (8)    except as indicated in Schedule 5(f) hereto, it has
                                             -------------
exclusive possession and control of the Inventory owned by it; and


               (9) this Agreement, together with the filing of financing statements with respect hereto, creates, subject to the Permitted Liens, a valid and perfected first priority lien on and security interest in the Collateral owned by it with respect to which a lien and security interest may be perfected by filing pursuant to the Code, securing the payment of the Secured Obligations.

          Section 6.  Further Assurances.
                      ------------------

               (1) The Borrower agrees that from time to time, at its own expense, it will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable, or that the Secured Party may request, in order to perfect and protect any security interest granted or purported to be granted hereby or to enable the Secured Party to exercise and enforce its rights and remedies hereunder with respect to any Collateral. Without limiting the generality of the foregoing, the Borrower will: (i) at the request of the Secured Party, mark conspicuously each document and each chattel paper included in the Receivables and each Related Contract and each of its records pertaining to the Collateral with a legend, in form and substance satisfactory to the Secured Party, indicating that such document, chattel paper, Related

Contract or Collateral is subject to the security interest granted hereby; (ii) if any Receivable shall be evidenced by a promissory note or other instrument or chattel paper, at the request of the Secured Party, deliver and pledge to the Secured Party hereunder such note, instrument or chattel paper duly indorsed and accompanied by duly executed instruments of transfer or assignment, all in form and substance satisfactory to the Secured Party; and (iii) execute and file such financing or continuation statements, or amendments thereto, and such other instruments or notices, as may be necessary or desirable, or as the Secured Party may request, in order to perfect and preserve the security interests granted or purported to be granted hereby; provided that neither the failure of the Secured Party to make such request nor the failure of the Borrower to comply with such request will impair or affect the validity of the grant affected by this Agreement.

               (2) The Borrower hereby authorizes the Secured Party to file one or more financing or continuation statements, and amendments thereto, relative to all or any part of the Collateral without the signature of the Borrower where permitted by law. A carbon, photographic or other reproduction of this Agreement or any financing statement covering the Collateral or any part thereof shall be sufficient as a financing statement where permitted by law.

               (3) The Borrower will furnish to the Secured Party from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Secured Party may reasonably request, all in reasonable detail.

               (4) If requested by the Secured Party, the Borrower will furnish to the Secured Party from time to time an opinion of counsel acceptable to the Secured Party to the effect that all financing or continuation statements have been filed, and all other action has been taken, to perfect and validate continuously from the date hereof the security interests granted hereby.

          Section 7.  Special Covenants With Respect to Inventory.  Borrower
                      -------------------------------------------
shall:

               (1) advise the Secured Party of the removal of any Inventory from the states and counties listed in Schedule 5(f) hereof to a state or county
                                       -------------
not so listed therein;

               (2) if any Inventory is in possession or control of any of Borrower's agents or processors, if the aggregate book value of all such Inventory exceeds $100,000 and in any event upon the occurrence of an Event of Default (as defined in the Loan Agreement), instruct such agent or processor to hold all such Inventory for the account of the Secured Party and subject to the instructions of the Secured Party; and

               (3) promptly upon the issuance and delivery to Grantor of any document of title, deliver such document of title to the Secured Party.

          Section 8.  As to Receivables and Related Contracts.
                      ---------------------------------------

               (1) The Borrower shall keep its chief place of business and chief executive office and the office where it keeps its records concerning its Receivables and the original copies of the Related Contracts, and all chattel paper which evidences or constitutes Receivables, at the locations therefor specified in Schedule 5(f) or, upon 30 days' prior written notice to the Secured
             -------------
Party, at such other locations in a jurisdiction where all actions required by
Section 6 shall have been taken with respect to the Receivables, the Related Contracts and such chattel paper. The Borrower will hold and preserve such records, Receivables, Related Contracts and chattel paper and will permit representatives of the Secured Party at any time during normal business hours to inspect and make abstracts therefrom.

               (2) The Borrower shall continue to collect, at its own expense, all amounts due or to become due under the Receivables and the Related Contracts. In connection with such collections, the Borrower shall take such action as the Secured Party may deem necessary or advisable to enforce collection of the Receivables and the Related Contracts; provided, however, that the Secured Party shall have the right at any time, upon the occurrence and during the continuance of an Event of Default, to notify the Account Debtors or obligors under any Receivables and Related Contracts of the assignment of such Receivables and Related Contracts to the Secured Party and to direct such Account Debtors or obligors to make payment of all amounts due or to become due to the Borrower thereunder directly to the Secured Party and, at the expense of the Borrower, to enforce collection of any such Receivables or Related Contracts, and to adjust, settle or compromise the amount or payment thereof, in the same manner and to the same extent as the Borrower might have done. Upon receipt by the Borrower of any amounts and proceeds (including instruments) in respect of the Receivables and the Related Contracts or, with respect to the Borrower, upon the occurrence and during the continuance of an Event of Default,
(i) all amounts and proceeds (including instruments) received by the Borrower in respect of the Receivables and the Related Contracts shall be received in trust for the benefit of the Secured Party hereunder, shall be segregated from other funds of the Borrower and shall be forthwith paid directly in the form as so received (with any necessary indorsement) to be held as Collateral hereunder. Upon request of the Secured Party, the Borrower will execute a collateral assignment of any Related Contract and cause any counterparty to such Related Contract to acknowledge such collateral assignment.

          Section 9.  Prohibition on Other Liens.
                      --------------------------

          The Borrower shall not create or suffer to exist any lien or security interest upon or with respect to any of the Collateral, except for the security interest created by this Agreement and except for Permitted Liens.

          Section 10. License of Patents, Trademarks, Copyrights, etc.
                      ------------------------------------------------

          Grantor hereby assigns, transfers and conveys to the Secured Party, effective upon the occurrence of any Event of Default, the nonexclusive right and license to use all trademarks, tradenames, copyrights, patents or technical processes owned or used by Grantor that relate to the Collateral and any other collateral granted by Grantor as security for the Secured Obligations, together with any goodwill associated therewith, all to the extent necessary to enable the Secured Party to use, possess and realize on the Collateral and to enable any successor or assign to enjoy the benefits of the Collateral. This right and license shall inure to the benefit of all successors, assigns and transferees of the Secured Party and its successors, assigns and transferees, whether by voluntary conveyance, operation of law, assignment, transfer, foreclosure, deed in lieu of foreclosure or otherwise. Such right and license is granted free of charge, without requirement that any monetary payment whatsoever be made to Grantor.

          Section 11.   Secured Party Appointed Attorney-in-Fact.
                        ----------------------------------------

          The Borrower hereby irrevocably appoints Secured Party as its attorney-in-fact, with full authority in the place and stead of the Borrower and in the name of the Borrower or otherwise, at any time, to take any action and to execute any instrument which the Secured Party may deem necessary or advisable to accomplish the purposes of this Agreement, including, without limitation:

                        (1) to obtain and adjust insurance required to be paid to the Secured Party,

                        (2) to ask, demand, collect, sue for, recover, compromise, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral,

                        (3) to receive, indorse, and collect any drafts or other instruments, documents and chattel paper, in connection with clause
     (i) or (ii) above, and

                        (4) to file any claims or take any action or institute any proceedings which the Secured Party may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of the Secured Party with respect to any of the Collateral.

          Section 12.   Secured Party May Perform.
                        -------------------------

          If the Borrower fails to perform any agreement contained herein, the Secured Party may itself perform, or cause performance of, such agreement, and the expenses of the Secured Party incurred in connection therewith shall be payable by the Borrower under Section 15(b) hereof.

          Section 13.   The Secured Party's Duties.
                        --------------------------

          The powers conferred on the Secured Party hereunder are to protect its interest in the Collateral and shall not impose any duty upon it to exercise any such powers. Except for the safe custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, the Secured Party shall have no duty as to any Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral.

          Section 14.   Remedies.
                        --------

          If an Event of Default shall have occurred and be continuing:

                  (1) The Secured Party may exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party on default under the Code (whether or not the Code applies to the affected Collateral) and also may (i) require the Borrower to, and the Borrower hereby agrees that it will at its expense and upon request of the Secured Party forthwith, assemble all or part of the Collateral owned by it as directed by the Secured Party and make it available to the Secured Party at a place to be designated by the Secured Party which is reasonably convenient to each party and
(ii) without notice except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any of the Secured Party's offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Secured Party may deem commercially reasonable. The Borrower agrees that, to the extent notice of sale shall be required by law, at least ten days' notice to the Borrower of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Secured Party shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Secured Party may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

                (2) The Secured Party may exercise any and all rights and remedies of the Borrower under or in connection with the Related Contracts or otherwise in respect of the Collateral, including, without limitation, any and all rights of the Borrower to demand or otherwise require payment of any amount under, or performance of any provision of, the Receivables or the Related Contracts.

                (3) All payments received by the Borrower under or in connection with the Receivables or the Related Contracts or otherwise in respect of the Collateral shall be received in trust for the benefit of the Secured Party, shall be segregated from other funds of the Borrower and shall be forthwith paid over to the Borrower in the same form as so received (with any necessary indorsement).


                (4) All cash proceeds received by the Secured Party in respect of any sale of, collection from, or other realization upon all or any part of the Collateral of the Borrower may, in the discretion of the Secured Party, be held by the Secured Party as collateral for, and/or then or at any time thereafter applied in whole or in part by the Secured Party against, all or any part of the Secured Obligations. Any surplus of such cash or cash proceeds held by the Secured Party and remaining after payment in full of all such Secured Obligations shall be paid over to the Borrower or to whomsoever may be lawfully entitled to receive such surplus.

        Section 15.    Indemnity and Expense.
                       ---------------------

                (1) Each of the parties hereto agrees to indemnify the other party from and against any and all claims, losses and liabilities growing out of or resulting from this Agreement (including, without limitation, enforcement of this Agreement), except claims, losses or liabilities resulting from such indemnified person's gross negligence or willful misconduct. The obligations of Borrower and Secured Party under this Section 15(a) shall survive the termination of this Agreement.

                (2) The Borrower will upon demand pay to the Secured Party the amount of any and all expenses, including the reasonable fees and disbursements of its counsel and of any experts and agents, which the Secured Party may incur in connection with (i) the administration of this Agreement,
(ii) the custody, preservation, use or operation of, or the sale of, collection from, or other realization upon, any of the Collateral, (iii) the exercise or enforcement of any of the rights of the Secured Party hereunder or (iv) the failure by the Borrower to perform or observe any of the provisions hereof.

        Section 16.   Continuing Security Interest; Transfer of Rights and
                      ----------------------------------------------------

Obligations.
------------

        This Agreement shall create a continuing security interest in the Collateral and shall remain in full force and effect until the indefeasible payment in full of the Secured Obligations. The Secured Party may assign or otherwise transfer, all or any portion of its rights and obligations under the Senior Note to any other person, and such other person shall thereupon become vested with all the benefits in respect thereof granted to the Secured Party herein or otherwise.

        Section 17.   Security Interest Absolute.
                      --------------------------

        All rights of the Secured Party and security interests hereunder, and all obligations of the Borrower hereunder, shall be absolute and unconditional irrespective of:

                (1) any lack of validity or enforceability of the Note, any other loan document, or any other agreement or instrument relating thereto;

                (2) any change in the time, manner or place of payment of, or in any other term of, all or any of the Secured Obligations, or any other amendment or waiver of or any consent to any departure from the Loan Agreement, the Note or any other loan document;

                (3) any taking and holding of Collateral or additional guarantees for all or any of the Secured Obligations, or any amendment, alteration, exchange, substitution, transfer, enforcement, waiver, subordination, termination or release of any Collateral or such guarantees, or non-perfection of any Collateral, or any consent to departure from any guaranty, for all or any of the Secured Obligations;

                (4) any manner of application of Collateral, or proceeds thereof, to all or any of the Secured Obligations, or the manner of sale of any Collateral;

                (5) any consent by the Secured Party or any other person to the change, restructure or termination of the corporate structure or existence of the Borrower and any corresponding restructure of the Secured Obligations, or any other restructure or refinancing of the Secured Obligations or any portion thereof;

                (6) any modification, compounding, compromise, settlement, release by the Secured Party or any other person (or by operation of law or otherwise), collection or other liquidation of the Secured Obligations or the liability of the Borrower or any guarantor, or of the Collateral, in whole or in part, and any refusal of payment by any Secured Party or any other Person, in whole or in part, from any obligor or guarantor in connection with any of the Secured Obligations, whether or not with notice to, or further assent by, or any reservation of rights against, the Borrower; or

                (7) any other circumstance which might otherwise constitute a defense available to, or a discharge of, the Borrower.

        Without limiting the generality of the foregoing, the Borrower hereby consents to, and hereby agrees, that the rights of the Secured Party hereunder, and the liability of the Borrower hereunder, shall not be affected by any and all releases of any Collateral from the liens created by any loan document, whether for purposes of sales or other dispositions of assets or for any other purpose. This Agreement shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Secured Obligations is rescinded or must otherwise be returned by the Secured Party or any other person upon the insolvency, bankruptcy or reorganization of the Borrower, or otherwise, all as though such payment had not been made.

        Section 18.    Waivers.
                       -------

               (1)     The Borrower hereby waives:

                       (1) promptness, diligence, notice of acceptance and any other notice with respect to any of the Secured Obligations and this Agreement;

                       (2) any requirement that the Secured Party or any other person protect, secure, protect or insure any lien or any property subject thereto or exhaust any right or take any action against the Borrower or any other person or any Collateral; and

                       (3) any defense arising by reason of any claim or defense based upon an election of remedies by the Secured Party or any other Person which in any manner impairs, reduces, releases or otherwise adversely affects its subrogation or reimbursement rights or other rights to proceed against the Borrower or any other person or any Collateral.

               (2) The Borrower agrees that if all or a portion of the Secured Obligations are at any time secured by a deed of trust or mortgage covering interests in real property, the Secured Party, in its sole discretion, without notice or demand and without affecting the liability of the Borrower under this Agreement, may foreclose the deed of trust or mortgage and the interests in real property secured thereby by nonjudicial sale; and the Borrower hereby waives any defense to the recovery by the Secured Party, or any other person against the Borrower of any deficiency after a nonjudicial sale.

          Section 19.  Notices. All notices, requests, demands and other
                       -------
communications to a party provided for or permitted hereunder shall, unless otherwise stated herein, be in writing and shall be sent to a party by certified mail, postage prepaid and return receipt requested; by telex, telegram or facsimile; by nationally recognized overnight courier service; or by hand delivery, in each case to such party at its address set forth below, or at such other address as such party may designate by written notice to the other in accordance with this provision, and shall be deemed to have been given or made: if by certified mail, return receipt requested, five (5) days after mailing; if by telex, telegram or facsimile, immediately upon sending and upon confirmation of receipt; if by nationally recognized overnight courier service with instructions to deliver the next business day, one (1) business day after sending; and if by hand, immediately upon personal delivery.

          Section 20.  Amendments; Waivers. No amendment or waiver of any
                       -------------------
provision of this Agreement, nor consent to any departure by either party herefrom, shall in any event be effective unless the same shall be in writing and signed by such party, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

          Section 21.  Successors and Assigns. This Agreement, and the terms,
                       ----------------------
covenants and conditions hereof, shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

        Section 22.     Severability. In case any provision of this Agreement
                        -------------
shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

        Section 23.     Waiver of Right to Trial by Jury. BORROWER AND SECURED
                        --------------------------------
PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY AND ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, SUIT, CLAIM, DEMAND OR CAUSE OF ACTION BY THE OTHER PARTY HERETO ARISING UNDER, IN CONNECTION WITH OR OTHERWISE RELATING TO THIS AGREEMENT OR ANY OTHER AGREEMENT, INSTRUMENT OR DOCUMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE. BORROWER AND SECURED PARTY HEREBY AGREE AND CONSENT THAT ANY PARTY MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THIS CONSENT BY BORROWER AND SECURED PARTY TO THE WAIVER OF THEIR RESPECTIVE RIGHT TO TRIAL BY JURY.

        Section 24.     Consent to Jurisdiction.
                        -----------------------

        (a) Each of Borrower and Secured Party hereby irrevocably submits to the jurisdiction of any New York State or Federal court sitting in the Borough of Manhattan, The City of New York, in any action or proceeding arising out of or relating to this Agreement, and hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such New York State or Federal court. Each of Borrower and Secured Party hereby irrevocably waives, to the fullest extent it may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding. Each of Borrower and Secured Party also irrevocably consents to the service of copies of the summons and complaint and any other process which may be served in any such action or proceeding by the mailing or delivery of a copy of such process to such party at its address for notice specified herein by certified mail, return receipt requested.

        (b) Nothing contained in this Section shall affect the right of Borrower or Secured Party to serve legal process in any other manner permitted by law or to bring any action or proceeding against the other party or its property in the courts of any other jurisdictions.

        SECTION 16.             Governing Law. The validity, interpretation and
                                -------------
enforcement of this Agreement shall be governed by the internal laws of the State of New York (without giving effect to principles of conflicts of law). Unless otherwise defined herein or in the Loan Agreement, terms used in Article 9 of the Code are used herein as therein defined.

        SECTION 17.             Counterparts.  This Agreement may be executed in
                                -------------
any number of counterparts, all of which together shall constitute one and the same instrument. Any of the parties hereto may execute this Agreement by signing any such counterpart.

                                 Signature Page
                                 --------------


        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first written above.

                                        BORROWER:

                                        AMPEX DATA SYSTEMS CORPORATION


                                        By /s/Craig L. McKibben
                                           -------------------------------------
                                           Name: Craig L. McKibben
                                           Title Vice President

                                        Address:
                                        -------
                                        500 Broadway
                                        Redwood City, CA 94063

                                        SECURED PARTY:

                                        SHERBORNE & COMPANY INCORPORATED


                                        By /s/Edward J. Bramson
                                           -------------------------------------
                                           Name:  Edward J. Bramson
                                           Title: President

                                        Address:
                                        -------
                                        135 East 57th Street
                                        New York, NY  10022

                                  Schedule 5(f)
                                  -------------




Part I:   Location of Inventory.

     500 Broadway, Redwood City, CA
     600 Wooten, Colorado Springs, CO
     Loan and consignment inventory at various customer locations
     Miscellaneous inventory with service technicians at various locations



Part II: Location of Chief Place of Business, Chief Executive Office, Receivables Records, Related Contracts and Chattel Paper.

     Chief Place of Business:    500 Broadway, Redwood City, CA
     Chief Executive Office:     500 Broadway, Redwood City, CA
     Receivable Records:         500 Broadway, Redwood City, CA
     Related Contracts:          500 Broadway, Redwood City, CA
                                 600 Wooten, Colorado Springs, CO (1995 & older)
     Chattel Paper:              None

Part III: Federal Tax ID Number.

     94-3112575


Part IV:  Trade Names.

     Ampex Data Systems Corporation